EXHIBIT 11(B)


                  CERTIFICATIONS PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002

I, Michael A. Torres, Principal Executive Officer of Lend Lease Funds, certify to the best of my knowledge that:

      1. The N-CSR of the registrant for the period ended January 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.




/s/ Michael A. Torres
---------------------------
Michael A. Torres
Principal Executive Officer

Date: April 8, 2004




I, Mark A. Hoopes, Principal Financial Officer of Lend Lease Funds, certify to the best of my knowledge that:

      1. The N-CSR of the registrant for the period ended January 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.




/s/ Mark A. Hoopes
---------------------------
Mark A. Hoopes
Principal Financial Officer

Date: April 8, 2004

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